Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below, each being a director and/or officer of the registrant, Advanced Disposal Services, Inc., hereby constitutes and appoints Steven R. Carn, Matthew Gunnelson, Michael Slattery, and Richard Burke, and each of them singly, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Michael Koen	Director	August 3, 2016
Michael Koen